SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	1-11177 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

15 Network Drive, Burlington, Massachusetts 01803 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code (781) 993-2300

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Palomar Medical Technologies, Inc. (the “Company”) held on May 18, 2011 (the “2011 Annual Meeting”), the Company’s stockholders voted on the following proposals:

1.  The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2012 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Joseph P. Caruso	11,980,923	423,144	4,787,662
Jeanne Cohane	11,980,562	423,505	4,787,662
Nicholas P. Economou	12,001,307	402,760	4,787,662
James G. Martin	11,998,828	405,239	4,787,662
A. Neil Pappalardo	11,998,613	405,454	4,787,662
Louis P. Valente	11,366,020	1,038,047	4,787,662

2.  A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.
For:	10,395,762
Against:	1,141,435
Abstain:	866,870
Broker Non-Votes:	4,787,662

3.  The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Every 1 Year:	6,224,072
Every 2 Years:	479,248
Every 3 Years:	4,972,225
Abstain:	728,522

4.  The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December, 31 2011 was ratified.

For:	17,004,766
Against:	148,450
Abstain:	38,513

5.  A shareholder proposal relating to majority voting in Director elections was approved by a majority of the votes cast at the 2011 Annual Meeting but not by a majority of the shares outstanding.

For:	6,283,220
Against:	6,064,147
Abstain:	56,700
Broker Non-Votes:	4,787,662

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President

Date: May 24, 2011